EXHIBIT 99.1

Northwest Bancorporation, Inc. Announces New Chief Financial Officer

SPOKANE, Wash., Jan. 22, 2009 (GLOBE NEWSWIRE) -- Northwest Bancorporation, Inc. (the "Company") (OTCBB:NBCT), the holding company for Inland Northwest Bank (the "Bank"), today announced that the Boards of Directors of both the Company and the Bank have appointed Holly A. Austin as Chief Financial Officer of the Company and the Bank. Ms. Austin has been with the Company and the Bank for eleven years, and has served as Secretary/Treasurer of the Company and Cashier of the Bank for the past eight years.

An experienced Certified Public Accountant with background in accounting and auditing, Ms. Austin has been attending all Company and Bank Board meetings and has been actively contributing to the Bank's Senior Management Team. In her role as Cashier, Austin worked closely with the CFO.

The Bank's CFO position became vacant upon the sudden death of Chris Jurey, who died of natural causes on January 10, 2009. Jurey had served as the Company and the Bank's CFO for the past twelve years.

"We are deeply saddened to have lost an excellent banker and a good friend," said William E. Shelby, Chairman of the Board of Directors of both the Company and the Bank. "Despite the circumstances, we are pleased to appoint Holly to this position and confident in her abilities and financial expertise and that she will carry on Chris's legacy of providing impeccable, timely and accurate financial information and keen analysis to serve the Bank and its shareholders."

Prior to joining Inland Northwest Bank in 1997, Austin worked for accounting firm McFarland & Alton, PS (later acquired by Moss Adams LLP) for five years auditing financial institutions. She graduated Cum Laude from Washington State University with a degree in Business Administration with an emphasis in Accounting.

Northwest Bancorporation, Inc. is the parent of Inland Northwest Bank ("INB"), a Washington state-chartered bank headquartered in Spokane, Washington. INB operates seven branches in Spokane County, Washington, one branch in Walla Walla, Washington and four branches in Kootenai County, Idaho. INB specializes in meeting the needs of individuals and small- to medium-sized businesses, including professional corporations, by providing a full line of commercial, retail, mortgage and private banking products and services. The Company's stock is quoted on the OTC Bulletin Board, http://www.otcbb.com/, and by other financial reporting services, under the trading symbol "NBCT."

Note: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning loan and deposit growth expected during the latter part of the current year, the Company's business strategies, plans and objectives, and their intended results, and similar statements concerning expectations that are not historical facts. The forward-looking statements in this press release are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous risks and uncertainties, including the effects of economic conditions, demand for financial services, competitive conditions in the financial markets, the availability of capital to finance growth, changes in accounting policies; changes in the monetary and fiscal policies of the federal government, changes in laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

CONTACT:  Northwest Bancorporation, Inc.
          Randall L. Fewel, President and CEO
          (509) 456-8888